Exhibit 3.2

BYLAWS

OF

ARC GROUP, INC.
(A Nevada Corporation)

ARTICLE I

CORPORATE OFFICES

1.1	Registered Office.

The registered office of corporation shall be as designated in the articles of incorporation of the corporation.

1.2	Other Offices.

The corporation may also have offices at such other places, either within or without the State of Nevada, as the board of directors may from time to time designate or as the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           Place of Meetings.

Unless otherwise provided in the articles of incorporation, meetings of stockholders may be held at such places, within or without the State of Nevada, as may be determined from time to time by the board of directors. The board of directors may, in its sole discretion, determine that the meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the provisions of Section 6.6 hereof.  In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2           Annual Meetings.

The annual meeting of stockholders may be called by the board of directors and shall be held on such date and at such time as may be determined from time to time by the board of directors.  Upon making such determination, the secretary shall cause a notice to be given to the stockholders entitled to attend the annual meeting and vote thereat in accordance with the provisions of Section 2.4 hereof.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

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2.3           Special Meetings.

Special meetings of the stockholders, other than those required by statute, may be called for any purpose as is a proper matter for stockholder action under Nevada law by the board of directors, the chairperson of the board of directors or the chief executive officer.  The board of directors shall determine the date and time of special meetings.  Upon making such determination, the secretary shall cause a notice of special meeting to be given to the stockholders entitled to attend the meeting and vote thereat, in accordance with the provisions of Section 2.4 hereof.  No business may be transacted at the special meeting other than the business specified in the notice of meeting.

2.4           Notice of Meetings.

All notices of meetings of stockholders shall be given in accordance with the provisions of Article VI hereof not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, if any, date and time of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting, and: (i) in the case of an annual meeting, those matters that the board of directors, at the time of giving the notice, intends to present for action by the stockholders, or (ii)  in the case of a special meeting, the purpose or purposes for which the meeting is called.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election.  Notice of any meeting may be waived by the stockholder in accordance with the provisions of Section 6.5 hereof.

2.5           Quorum.

At all meetings of stockholders, unless the articles of incorporation or these bylaws provide for different proportions: (i) the holders of a majority of the voting power of the class or series of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business, and (ii) where a separate vote by a class or series of stock is required on a particular matter, a majority of the voting power of such class or series of stock present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business.  In the event a quorum is established at a duly called or convened meeting of stockholders, the stockholders may transact business until the meeting is adjourned in accordance with the provisions of Section 2.6 hereof, notwithstanding the subsequent withdraw of stockholders holding that amount of voting power sufficient to result in a quorum not being present or represented at the meeting.  If a quorum is not present or represented at a meeting of the stockholders, the meeting may be adjourned in accordance with the provisions of Section 2.6 hereof.

2.6           Adjournments; Postponements and Cancellations.

(a)           If a quorum is not present or represented at a meeting of stockholders, the chairperson of the meeting or a majority of the stockholders present in person or represented by proxy at the meeting, though less than a quorum, shall be entitled to adjourn the meeting from time to time until a quorum is present or represented.  When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than sixty (60) days after the date for which the meeting was originally noticed, or if, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity with the provisions of these bylaws.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

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(b)           The board of directors may cancel, postpone or reschedule any previously scheduled meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.7           Organization and Conduct of Business.

(a)           Meetings of stockholders shall be presided over by the chairperson of the board of directors, if any, or in his or her absence by a person designated by the board of directors, or, in the absence of a person so designated by the board of directors, by the chief executive officer, or in his or her absence by the chief financial officer, or in his or her absence by the secretary, or in his or her absence by a chairperson chosen at the meeting by the vote of a majority in interest of the stockholders entitled to vote thereat, present in person or represented by proxy.  The secretary, or in his or her absence, an assistant secretary, if any, or, in the absence of all assistant secretaries, a person whom the chairperson of the meeting appoints, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)           The board of directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it deems necessary, appropriate or convenient.  Subject to such rules and regulations of the board of directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation: (i) establishing an agenda or order of business for the meeting, (ii) establishing rules and procedures for maintaining order at the meeting and the safety of those present, (iii) establishing limitations on participation in such meeting to stockholders of record and their duly authorized and constituted proxies, and such other persons as the chairperson shall permit, (iv) establishing restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) establishing limitations on the time allotted to questions or comments by participants, and (vi) regulating the opening and closing of the polls for balloting and matters that are to be voted on by ballot.  Unless and to the extent determined by the board of directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.8           Voting.

Except as otherwise provided in the articles of incorporation, or in the resolution providing for the issuance of the stock adopted by the board of directors pursuant to authority expressly vested in it by the provisions of the articles of incorporation, each stockholder shall be entitled to one (1) vote for each share of capital stock registered in such stockholder’s name on the books of the corporation on the record date fixed for determination of stockholders entitled to notice of and to vote at a meeting of stockholders.  Except as otherwise required by the articles of incorporation or these bylaws, with respect to any matter other than the election of directors, an action on a matter shall be approved by, and shall be the act of, the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action by stockholders present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, at the meeting and entitled to vote on the matter.  Except as otherwise required by the articles of incorporation or these bylaws, where a separate vote by a class or series of stock is permitted or required with respect to any matter other than the election of directors, an act by the stockholders of the class or series of stock present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, at the meeting and entitled to vote on the matter shall be the act of the class or series of stock if a majority of the voting power of a quorum of the class or series of stock votes in favor of the action.  Except as otherwise required by the articles of incorporation or these bylaws, with respect to the election of directors at an annual meeting of stockholders, directors shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, at the meeting and entitled to vote on the election of directors.

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2.9           Stockholder Action by Written Consent.

Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided, however, that if a different proportion of voting power is required for such action at the meeting, then the written consent must be signed by stockholders holding at least that proportion of voting power.

2.10         Record Dates.

(a)           For purposes of determining the stockholders entitled to notice of and to vote at any meeting of stockholders, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be less than ten (10) days nor more than sixty (60) days before the date of such meeting, unless otherwise provided in the articles of incorporation.  In such event, except as otherwise provided in the articles of incorporation, these bylaws or any agreement, only stockholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the corporation after the record date.  If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the first notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting; provided, however, that if the meeting is adjourned to a date that is more than sixty (60) days after the date set for the original meeting, the board of directors must fix a new record date for the meeting.

(b)           For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) days before the date of any such action.  In such event, except as otherwise provided in the articles of incorporation, these bylaws or any agreement, only stockholders of record at the close of business on the date so fixed shall be entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed.  If the board of directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

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(c)           The board of directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent pursuant to Section 2.9 hereof must be determined.  The date prescribed by the board of directors may not precede or be more than ten (10) days after the date the resolution is adopted by the board of directors. If the board of directors does not adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent pursuant to Section 2.9 hereof must be determined and no prior action by the board of directors is required by Chapters 78 or 92A of the Nevada Revised Statutes before the matter is submitted for consideration by the stockholders, the date is the first date on which any stockholder delivers to the corporation such consent signed by the stockholder.  If the board of directors does not adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent pursuant to Section 2.9 hereof must be determined and prior action by the board of directors is required by Chapters 78 or 92A of the Nevada Revised Statutes before the matter is submitted for consideration by the stockholders, the date is at the close of business on the day the board of directors adopts the resolution.

2.11         Proxies.

(a)           Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy.  The proxy may be limited to action on designated matters.  Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, a stockholder may sign a writing authorizing another person or persons to act for him or her as proxy.  Any copy, communication by electronic transmission or other reliable reproduction of the writing may be substituted for the original writing for any purpose for which the original writing could be used, if the copy, communication by electronic transmission or other reproduction is a complete reproduction of the entire original writing.  No proxy shall be valid after the expiration of six (6) months from the date of its creation unless the stockholder specifies in the proxy the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation.  Any proxy properly created is not revoked and continues in full force and effect until: (i) another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the corporation or the corporation’s proxy solicitor, or (ii) in the event of a meeting of stockholders, the stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the secretary of the corporation or the corporation’s proxy solicitor.

(b)           A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Unless otherwise provided in the proxy, a proxy made irrevocable pursuant to this subsection is revoked when the interest with which it is coupled is extinguished, but the corporation may honor the proxy until notice of the extinguishment of the proxy is received by the corporation.

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2.12           Joint Owners of Stock.

If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, joint tenants, tenants in common or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the shares or securities, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship, their acts with respect to voting have the following effect: (i) if only one person votes, that person’s act binds all, (ii) if more than one person votes, the act chosen by a majority of votes binds all, and (iii) if more than one person votes, but the vote is evenly split on any particular matter, each faction may vote the shares or securities in question proportionally.

2.13           Stockholder Lists.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.  The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder.  The corporation shall not be required to include electronic mail addresses or other electronic contact information on the stockholder list.  The stockholder list shall be open to the examination of any stockholder for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business.  In the event the corporation makes the stockholder list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, the stockholder list shall be made available at such place throughout the duration of the meeting, and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, the stockholder list shall be made available for examination by any stockholder on a reasonably accessible electronic network throughout the duration of the meeting and the information required to access such list shall be provided with the notice of the meeting.  Such stockholder list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14           Inspectors of Elections.

Before any meeting of stockholders, the corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to appear or fails or refuses to act.  If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Such inspectors shall: (i) determine the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (iii) receive and count all votes and ballots, (iv) determine any challenges made to any determination by the inspectors, and retain for a reasonable period a record of the disposition of any such challenges, (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and (vi) do such other acts as are necessary and appropriate to conduct the meeting of stockholders with fairness to all stockholders.  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.  Any report or certificate made by the inspectors of election shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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ARTICLE III

DIRECTORS

3.1           Powers.

The business and affairs of the corporation shall be managed and exercised by or under the direction of the board of directors, except as may otherwise be provided in the articles of incorporation.

3.2           Number, Election, Term and Qualifications.

The board of directors shall consist of no less than one (1) member and no more than nine (9) members, each of whom shall be a natural person.  Within such range, the number of directors that shall constitute the entire board of directors shall be fixed from time to time by resolution of the board of directors.  The board of directors may change the authorized number of directors to a number outside the range specified in this Section 3.2.  Except as otherwise provided in the articles of incorporation or these bylaws, directors shall be elected at the annual meeting of the stockholders or, if not so elected, at any special meeting of stockholders that is called and held for that purpose.  Except as otherwise provided in the articles of incorporation or these bylaws, each director shall hold office until the expiration of the term for which the director was elected and the director’s successor is duly elected and qualified, or until the director’s earlier resignation or removal.  Directors need not be stockholders unless so required by the articles of incorporation.  The articles of incorporation or these bylaws may prescribe other qualifications for directors.

3.3           Enlargement and Vacancies.

Except as otherwise provided by the articles of incorporation or these bylaws, and subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, incapacity, removal from office or other cause shall be filled solely by a majority vote of the remaining directors, though less than a quorum, or, if only one director remains, by the sole remaining director, unless otherwise provided in the articles of incorporation.  Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual meeting and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.  In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by the articles of incorporation or these bylaws, may exercise the powers of the full board until the vacancy is filled.  Unless otherwise provided in the articles of incorporation, when one or more directors give notice of resignation to the board, effective at a future date, the board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.  If, at any time, the corporation shall have no directors in office, then an election of directors may be held in the manner permitted in the Nevada Revised Statutes.

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3.4           Resignation and Removal.

(a)           Any director may resign at any time by providing notice in writing or by electronic transmission to the corporation at its principal place of business addressed to the attention of the board of directors, the chairperson of the board of directors, the chief executive officer or the secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.  A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  Unless otherwise provided in the articles of incorporation, when one or more directors give notice of resignation to the board, effective at a future date, the board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.  Acceptance of such resignation shall not be necessary to make it effective.

(b)           Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof, any director may be removed from the board of directors by the affirmative vote of stockholders representing at least two-thirds (2/3) of the voting power of the issued and outstanding shares of capital stock entitled to vote at an election of directors.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

                3.5           Regular Meetings.

Regular meetings of the board of directors may be held on such dates, at such times and, unless otherwise provided in the articles of incorporation, at such places within and without the State of Nevada as may be determined from time to time by the board of directors and publicized among all directors, either orally, in writing or by electronic transmission.  No further notice of regular meetings of the board of directors shall be required.

                3.6            Special Meetings.

Special meetings of the board of directors may be called from time to time by the chairperson of the board or by a majority of the directors then in office, and may be held on such dates, at such times and, unless otherwise provided in the articles of incorporation, at such places within and without the State of Nevada as such person or persons shall designate.  Notice of the time and place, if any, of special meetings of the board of directors shall be delivered personally or by telephone to each director, or sent by first-class mail, commercial delivery service or electronic transmission, charges prepaid, at such director’s business or home address as they appear upon the records of the corporation. If such notice is sent by mail, it shall be deposited in the United States mail at least four (4) days prior to the date of the meeting.  If such notice is delivered personally or by telephone, or sent by commercial delivery service or electronic transmission, it shall be so delivered at least twenty-four (24) hours prior to the date and time of the meeting.  Any oral notice given personally or by telephone may be communicated either directly to the director or to a person at the office of the director whom the person giving the notice has reason to believe shall promptly communicate it to the director.  The notice of any special meeting of the board of directors need not specify the purpose of the meeting, nor the place of the meeting, if the meeting is to be held at the corporation’s principle executive office.

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3.7           Quorum and Voting.

At all meetings of the board of directors, a majority of the board of directors then in office shall constitute a quorum for the transaction of business, except to fill vacancies in the board of directors as provided in Section 3.3 hereof or to adjourn the meeting as provided in Section 3.8 hereof.  The act of directors holding a majority of the voting power of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise provided in the articles of incorporation or these bylaws.  A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken at the meeting is approved by at least a majority of the required quorum for the meeting.

3.8           Adjournment; Postponement or Cancellation.

A majority of the directors present, whether or not constituting a quorum, may, from time to time, adjourn any meeting to another date, time and place.  Notice of the date, time and place of the adjourned meeting shall be given to each of the members of the board of directors; provided, however, that no such notice need be given to any directors present at the original meeting at the time it was adjourned if the date, time and place of the adjourned meeting are announced at such meeting.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.  The board of directors may cancel, postpone or reschedule any previously scheduled meeting at any time, before or after the notice for such meeting has been sent to the directors.

3.9           Committees and Sub-Committees.

(a)           Unless otherwise provided in the articles of incorporation, the board of directors may, by resolution adopted by the board of directors, designate one or more committees from time to time, each committee to consist of one or more members of the board of directors.  The board of directors may at any time increase or decrease the number of members comprising a committee, appoint new members to the committee, remove any member from the committee, or terminate the existence of a committee.  The board of directors may designate one or more directors as alternate members of a committee to replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member of the committee.

(b)           Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the lawfully delegated powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) required by Chapter 78 of the Nevada Revised Statutes to be submitted to the stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request or the charter, if any, of such committee may require.  Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by in such rules or by the board of directors, the committee’s business shall be conducted in a manner that is as close as possible to the manner by which the corporation’s business is conducted by the board of directors under these bylaws.

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  (c)           Unless otherwise provided in the articles of incorporation, these bylaws, the resolutions of the board of directors designating the committee, or any charter of the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to any such subcommittee any or all of the powers and authority of the committee.

3.10           Organization of Meetings.

Meetings of the board of directors shall be presided over by the chairperson of the board of directors, if any.  In his or her absence, a majority of the directors present at the meeting, assuming a quorum, shall designate a president pro tem of the meeting who shall preside at the meeting.  The secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any assistance secretary, officer, director or other person to act as secretary of the meeting.

3.11           Place of Meetings.

The board of directors, and any committees thereof, may hold meetings, both regular and special, either within or without the State of Nevada.  Regular meetings of the board of directors may be held at any place within or without the State of Nevada that has been designated from time to time by resolution of the board of directors.  In the absence of such designation, regular meetings shall be held at any place within or outside the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.  Special meetings of the board of directors may be held at any place within or without the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

3.12           Board Action by Written Consent.

Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the board of directors or the committee, as the case may be; provided, however, that the written consent need not be signed by those directors specified in Section 78.315(a) or (b) of the Nevada Revised Statutes to be effective.

3.13           Fees and Compensation of Directors.

Unless otherwise provided in the articles of incorporation or these bylaws, the board of directors, without regard to personal interest, may establish the compensation that directors and members of committees may receive for their services.  If the board of directors establishes the compensation of directors pursuant to this Section 3.13, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.  Nothing herein shall be construed to preclude any director or member of any committee from serving the corporation as an officer, employee or agent, or in any other capacity, and receiving compensation therefor.

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ARTICLE IV

OFFICERS

4.1           Designated Officers.

The officers of the corporation shall consist of a chief executive officer, a chief financial officer and a secretary.  The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, one or more vice presidents, one or more assistant vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries, and any other officers and agents as it may deem necessary and appropriate from time to time.

4.2            Appointment, Term and Compensation.

The board of directors shall appoint the officers of the corporation.  All officers must be natural persons, and any one person may hold any number of offices of the corporation at any one time.  All officers shall have such authority and perform such duties in the management of the business and affairs of the corporation as may be designated from time to time by the board of directors and, to the extent not so designated, as generally pertain to their respective offices, subject to the control of the board of directors.  Each officer shall hold office at the pleasure of the board of directors until the expiration of the term for which the officer was appointed and such officer’s successor is duly elected and qualified, or until such officer’s earlier resignation or removal.  A vacancy in any office because of death, resignation, retirement, disqualification, incapacity, removal or any other reason shall be filled by the board of directors.  The term of office and compensation of each officer shall be fixed and determined by the board of directors and may be altered by the board of directors from time to time, subject to the rights, if any, of such officer under any contract of employment.

4.3           Resignation and Removal.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the board of directors or the chief executive officer, or in his or her absence the president, or in his or her absence, the secretary.  Any resignation shall be effective when received by the person or persons to whom such notice is given, unless a later date or time is specified therein, in which event the resignation shall become effect at such later date or time.  Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  Any officer may be removed from office at any time, with or without cause, by the affirmative vote of the majority of the board of directors in office at the time or, in the case of subordinate officers not appointed by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

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4.4           Chairperson.

The chairperson of the board of directors shall have the powers and duties customarily and typically associated with the office of the chairperson of the board of directors.  The chairperson of the board of directors shall, if present, preside at meetings of the stockholders and meetings of the board of directors.  The chairperson of the board of directors shall exercise and perform such other duties as may from time to time be agreed to by the board of directors.  The chairperson of the board of directors shall report to the board of directors.

4.5           Chief Executive Officer.

The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the business and affairs of the corporation in the manner customarily and typically associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation.  If at any time the office of the chairperson of the board of directors shall not be filled, or in the event of the absence, inability to act or refusal to act of the chairperson of the board of directors, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board unless otherwise determined by the board of directors.  In the event of the absence, inability to act or refusal to act of the chief executive officer, the board of directors shall meet promptly to confer the powers of the chief executive officer on another elected officer.

4.6           President.

Subject to the supervision, direction and control of the board of directors and the chief executive officer, the president shall act in a general executive capacity and shall assist the chief executive officer with the supervision, direction and management of the affairs and business of the corporation in the manner customarily and typically associated with the position of president.  The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors or the chief executive officer.  In the event of the absence, inability to act or refusal to act of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors.

4.7           Vice Presidents and Assistant Vice Presidents.

Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer or the president.  Elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.  Vice presidents appointed pursuant to Section 4.13 hereof shall have such powers and duties as may be fixed in accordance with that section, except that such appointed vice presidents may not exercise the powers and duties of the chief executive officer or president.

4.8           Secretary.

The secretary shall attend meetings of the board of directors and stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose.  The secretary shall have all such further powers and duties as are customarily and typically associated with the position of secretary or as may from time to time be assigned to him or her by the board of directors, chief executive officer or president.

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4.9             Assistant Secretaries.

Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the secretary.  In the event of the absence, inability to act or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, chief executive officer or chief financial officer) shall perform the duties and exercise the powers of the secretary.

4.10           Chief Financial Officer.

The chief financial officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the corporation, shall render statements of the financial affairs of the corporation, and shall assure that adequate audits and reviews thereof are regularly made.  The chief financial officer shall have all such further powers and duties as are customarily and typically associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors or the chief executive officer.

4.11           Treasurer.

The treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer or the chief financial officer.  In the event of the absence, inability to act or refusal to act of the chief financial officer, the treasurer shall perform the duties and exercise the powers of the chief financial officer.

4.12           Assistant Treasurers.

Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the chief financial officer.  In the event of the absence, inability to act or refusal to act of the treasurer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, chief executive officer or chief financial officer) shall perform the duties and exercise the powers of the treasurer.

4.13           Subordinate Officers.

The board of directors may appoint, or empower the chief executive officer or, in the absence of the chief executive officer, the president to appoint, such subordinate officers and agents as the business of the corporation may require.  Each of such subordinate officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors, chief executive officer or president may from time to time determine.

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4.14         Delegation of Authority.

The board of directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE V

STOCK

5.1           Stock Certificates.

Unless otherwise provided in these bylaws, every stockholder shall be entitled to have a certificate representing the number of shares registered in certificate form signed by officers or agents designated by the corporation for such purpose, certifying the number of shares in the corporation owned by the stockholder.  Certificates for shares of capital stock, if any, shall be in such form as is consistent with the provisions of the articles of incorporation and the Nevada Revised Statutes.  Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  In case any officer who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, whether because of death, resignation or otherwise, before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if such person had not ceased to be such officer on the date of issue.  The corporation has no power to issue a certificate in bearer form, and any such certificate that is issued is void and of no force or effect.

5.2           Special Designation on Certificates.

If the corporation is authorized to issue more than one class of stock or more than one series of any class of stock, then the powers, designations, preferences, rights and privileges of each class of stock or series thereof, and the qualifications, limitations or restrictions of such class of stock or series thereof, shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate representing such class or series of stock, a statement that the corporation shall furnish without charge to each stockholder who so requests, the powers, designations, preferences, rights and privileges of each class of stock or series thereof and the qualifications, limitations or restrictions of such class of stock or series thereof.

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5.3           Lost, Stolen or Destroyed Certificates.

The corporation shall not issue a new stock certificate in place of a previously issued stock certificate unless the latter is surrendered to the corporation and cancelled at the same time.  The corporation may issue a new stock certificate or, if authorized by the board of directors, uncertificated shares in place of a previously issued stock certificate alleged to have been lost, stolen or destroyed upon the execution and delivery of an affidavit of that fact to the corporation or its agent by the owner of the stock certificate alleged to have been lost, stolen or destroyed, or the owner’s legal representative.  The corporation may require, as a condition precedent to the issuance of a new stock certificate, that the owner of the lost, stolen or destroyed stock certificate, or the owner’s legal representative, agree to indemnify the corporation in such manner as the corporation shall require, or to give the corporation a surety bond or other security in such form and amount sufficient to indemnify the corporation against any claim that may be made against the corporation with respect to the stock certificate alleged to have been lost, stolen or destroyed or the issuance of a new certificate or uncertificated shares in place of the stock certificate alleged to have been lost, stolen or destroyed.  The board of directors may adopt such other provisions and restrictions with reference to lost certificates as it deems necessary or appropriate.

5.4           Uncertificated Shares.

The board of directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of stock.  Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement containing the information required to be placed on certificates under these bylaws.  At least annually thereafter, the corporation shall provide to its stockholders of record a written statement confirming the information contained in the informational statement.  The rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates.

5.5           Dividends.

The board of directors may from time to time, subject to the provisions of the articles of incorporation or these bylaws, declare and pay dividends upon shares of the corporation’s capital stock in cash, property or shares of the corporation’s capital stock.  The board of directors may, from time to time, set aside from any funds otherwise available for dividends, a reserve or reserves for equalizing dividends, repairing or maintaining the corporation’s property, meeting contingencies, or for any other proper purpose, and may, from time to time, modify or abolish any such reserve or reserves.

5.6           Partly-Paid Shares.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

5.7           Transfers of Stock.

Transfers of record of shares of stock of the corporation shall be made upon the corporation’s books only by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of the certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.  The corporation shall have power to enter into and perform any agreement with one or more stockholders of one or more classes or series of stock of the corporation to restrict the transfer of shares of stock owned by such stockholders or any successors or transferees thereof.

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5.8           Registered Stockholders.

The corporation: (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, (ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and (iii) shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not it shall have express or other notice thereof.

ARTICLE VI

NOTICE AND WAIVER; REMOTE PARTICIPATION IN MEETINGS

6.1           Notice by Mail or Delivery.

Whenever, under the articles of incorporation, these bylaws or the Nevada Revised Statutes, written notice is required to be given to any stockholder, written notice: (i) if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the corporation’s records, and (ii) if delivered, is given when left at the address of the stockholder as it appears on the corporation’s records.  An affidavit of the secretary of the corporation, or of the transfer agent or other agent of the corporation, that the notice has been given by mail shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

6.2           Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the articles of incorporation, these bylaws or the Nevada Revised Statutes shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, and the electronic transmission contains or is accompanied by information from which the stockholder can determine the date of the transmission.  Any such consent shall be revocable by the stockholder by written notice or notice by electronic transmission to the corporation.  Any such consent shall be deemed revoked if:

(i)           the stockholder is unable to receive two consecutive notices given by electronic transmission by the corporation in accordance with such consent; and

(ii)          such inability becomes known to the secretary of the corporation or to the transfer agent or other person responsible for the giving of notice;

provided, however, that the inadvertent failure to treat such inability to deliver notice by electronic transmission as a revocation shall not invalidate any meeting or other action.

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Any notice given to a stockholder by electronic transmission shall be deemed given when it is received by the stockholder.  Unless otherwise agreed between the corporation and the stockholder, an electronic transmission shall be deemed received by the stockholder when:

(i)            it enters an information processing system that the stockholder has designated or uses for the purpose of receiving electronic transmissions or information of the type sent; and

(ii)            it is in a form ordinarily capable of being processed by that system.

Receipt of an electronic acknowledgment from an information processing system establishes that an electronic transmission was received but, by itself, does not establish that the content sent corresponds to the content received.  An electronic transmission is received even if no natural person is aware of its receipt.  An affidavit of the secretary of the corporation, or of the transfer agent or other agent of the corporation, that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by the recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process used in conventional commercial practice; provided, however, that such communication need not be reproducible in such manner if: (i) the electronic transmission is otherwise retrievable in perceivable form, and (ii) the sender and the recipient have consented in writing to the use of such form of electronic transmission.

6.3           Notice to Stockholders Sharing and Address.

Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the articles of incorporation, these bylaws or the Nevada Revised Statutes shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at the address to whom such notice is given.  Such consent shall be deemed to have been given by the stockholders if the stockholders fail to object in writing to the corporation within sixty (60) days of the date the stockholders were given such notice by the corporation of its intention to send a single notice to them.  The stockholders may revoke any such consent by giving written notice to the corporation.

6.4           Notice to Person With Whom Communication is Unlawful.

Whenever notice is required to be given, under the articles of incorporation, these bylaws or the Nevada Revised Statutes, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the corporation is such as to require the filing of a certificate under the Nevada Revised Statutes, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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6.5           Waiver of Notice.

Whenever notice or other communication is required to be given to stockholders or other persons under the articles of incorporation, these bylaws or the Nevada Revised Statutes, a written waiver, signed by the person or persons entitled to the notice or communication, or a waiver by electronic transmission by the person or persons entitled to the notice or communication, whether before or after the time of the event for which the notice or communication is to be given, shall be deemed equivalent to such notice or communication.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the articles of incorporation or these bylaws.  Any stockholder or director so waiving notice of such meeting of the stockholders or the board of directors, as applicable, shall be bound by the proceedings of any such meeting of the stockholders or the board of directors, as applicable, in all respects as if due notice thereof had been given.

6.6           Participation in Meetings by Remote Communication.

Unless otherwise restricted by the articles of incorporation or bylaws, stockholders, members of the board of directors or the governing body of any corporation, or of any committee designated by such board or body, may participate in a meeting of the stockholders, board, governing body or committee, as the case may be, through remote communication.  “Remote communication” means electronic communications, videoconferencing, teleconferencing or other available technology if the corporation has implemented reasonable measures to: (i) verify the identity of each person participating through such means as a stockholder, director or member of the governing body or committee, as the case may be; and (ii) provide the stockholders, directors or members of the governing body or committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, directors or members of the governing body or committee, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.  Participation in a meeting by remote communication pursuant to this Section 6.6 shall constitute presence in person at the meeting.

ARTICLE VII

INDEMNIFICATION AND LIMITATIONS ON LIABILITY

7.1           Indemnification of Officers and Directors in Third-Party Proceedings.

Subject to the other provisions of this Article VII, the corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action, suit or proceeding by or in the right of the corporation, by reason of the fact that such person is or was an officer or director of the corporation, or, while such person is or was serving as an officer or director of the corporation, such person is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person: (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any such action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person: (i) is liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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7.2	Indemnification of Officers and Directors in Actions by or in the Right of the Corporation.

Subject to the other provisions of this Article VII, the corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer or director of the corporation, or, while such person is or was serving as an officer or director of the corporation, such person is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit, if such person: (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, and (ii) acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

7.3           Successful Defense.

To the extent that a present or former officer, director, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2 hereof, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

7.4           Indemnification of Employees and Agents.

Subject to the other provisions of this Article VII, the corporation shall have the power to indemnify its employees and agents to the fullest extent permitted by the Nevada Revised Statutes or other applicable law.  The board of directors shall have the power to delegate to one or more persons the determination of whether indemnification shall be provided to employees and agents.

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7.5           Advanced Payment of Expenses.

The corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, advance to any person who is or was made a party to, or is threatened to be made a party to, any threatened, pending or completed civil or criminal action, suit or proceeding by reason of the fact that such person is or was an officer or director of the corporation, or, while such person is or was serving as an officer or director of the corporation, such person is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, all expenses incurred by such officer or director in defending against such action, suit or proceeding as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay the amount if it is ultimately determined by a court that such officer or director is not entitled to be indemnified by the corporation.  The right to advancement of expenses shall not apply to any action, suit or proceeding for which indemnity is prohibited pursuant to these bylaws, but shall apply to any action, suit or proceeding referenced in Section 7.6(iii) or (iv) hereof prior to a determination that the person is not entitled to be indemnified by the corporation.

7.6           Limitations on Indemnification.

Subject to the requirements of Section 7.3 hereof and the Nevada Revised Statutes, the corporation shall not be obligated to indemnify any person pursuant to this Article VII in connection with any action, suit or proceeding, or any part of any action, suit or proceeding:

(i)            to the extent the corporation’s obligation to indemnify such person has been limited pursuant to one or more agreements to which the corporation and such person are a party;

(ii)           for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(iii)          for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)          for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(v)           initiated by such person, unless: (1) the board of directors authorized the action, suit or proceeding, or relevant part thereof, (2) the corporation, in its sole discretion, provides the indemnification pursuant to the powers vested in the corporation under applicable law, (3) the corporation is required to provide the indemnification pursuant to Section 7.7 hereof, or (4) the corporation is required to provide the indemnification pursuant to applicable law; or

(vi)           if prohibited by applicable law.

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7.7           Enforcement.

If, after final disposition of the applicable action, suit or proceeding, a claim for indemnification or advancement of expenses under this Article VII is not paid in full within sixty (60) days after receipt by the corporation of a written request therefor from the claimant, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses.  The corporation shall indemnify such person to the fullest extent permitted by law against any and all expenses that are incurred by such person in connection with prosecuting or defending any action for indemnification or advancement of expenses from the corporation under this Article VII to the extent such person is successful in such action and to the extent not prohibited by law.  In any such action, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

7.8           Limitation on Liability.

To the fullest extent permitted by the Nevada Revised Statutes, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as an officer or director of the corporation unless it is proven that: (i) the officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director, and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

7.9           Non-Exclusivity of Rights.

The rights to indemnification and advancement of expenses granted under this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or these bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses made pursuant to Section 7.5 hereof, may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.  The limitations on personal liability granted under this Article VII shall not be deemed exclusive of any other limitations on personal liability to which a person may be entitled under the articles of incorporation or these bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents with respect to indemnification, advancement of expenses and limitations on personal liability to the fullest extent permitted by the Nevada Revised Statutes.

7.10           Insurance.

The corporation may, to the fullest extent permitted by the Nevada Revised Statutes, purchase and maintain insurance or make other financial arrangements on behalf of any person who is required or permitted to be indemnified under this Article VII for any liability asserted against the person and any liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, as the case may be, or arising out of such person’s status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

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7.11           Reliance.

All rights to indemnification, advancement of expenses and limitations on liability and other rights granted in this Article VII shall be deemed contractual rights of the officers and directors, effective and enforceable to the same extent as if they were set forth in a written agreement between the corporation and the applicable officer or director.  Persons who were serving as officers or directors of the corporation on the date this Article VII was adopted by the corporation, or who become an officer or director of the corporation after the date this Article VII was adopted by the corporation, shall be conclusively presumed to have relied upon the rights to indemnity, advancement of expenses, limitations on liability and other rights granted in this Article VII in deciding to enter into or continue such service with the corporation.  The rights to indemnification, advancement of expenses, limitations on liability and other rights granted in this Article VII shall apply to claims made against any such officers and directors arising out of acts or omissions that occurred during or prior to the adoption of this Article VII as well as acts or omissions that occurred subsequent to the adoption of this Article VII.

7.12           Survival of Rights.

The rights to indemnification, advancement of expenses, limitations on liability and other rights conferred by this Article VII shall continue for any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

7.13           Amendment or Repeal.

In the event the Nevada Revised Statutes are hereafter amended to permit the corporation to provide broader rights to indemnification or advancement of expenses to officers or directors than those provided herein, then the rights of officers and directors to indemnification and advancement of expenses, in addition to the rights of officers and directors to indemnification and advancement of expenses provided herein, shall be broadened to the fullest extent permitted by the Nevada Revised Statutes as so amended.  In the event the Nevada Revised Statutes are hereafter amended to further limit or eliminate the liability of officers or directors, then the liability of officers and directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Nevada Revised Statutes as so amended.  Neither any amendment nor repeal of this Article VII, nor the adoption of any provision in the articles of incorporation that is inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action, suit or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of such inconsistent provision.

7.14           Certain Definitions.

For purposes of this Article VII, the following definitions shall apply:

(i)           references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

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(ii)            references to “other enterprises” shall include employee benefit plans;

(iii)           references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(iv)           references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(v)           a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE VIII

GENERAL MATTERS

8.1           Execution of Corporate Contracts and Instruments.

Except as otherwise provided in the articles of incorporation or these bylaws, the board of directors may authorize any officer, agent or employee to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation.  Such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.2           Execution of Checks, Drafts and Evidences of Indebtedness.

From time to time, the board of directors or its delegate shall determine by resolution which person or persons may sign or endorse checks, drafts, other orders for payment of money, or notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3           Representation of Shares of Other Corporations.

The chairperson of the board of directors, the chief executive officer, the president or any vice president, the chief financial officer, the treasurer, or the secretary of the corporation, or any other person authorized by the board of directors or the chief executive officer, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all securities of any other corporation, entity or other organization owned or held by the corporation for itself or for other parties in any capacity.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

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8.4           Fiscal Year.

The fiscal year of the corporation shall be fixed by resolutions of the board of directors and may be changed by resolutions of the board of directors.

8.5           Corporate Seal.

The board of directors shall have the power to adopt and use a corporate seal or stamp, and alter the same at its pleasure.  The use of a seal or stamp by the corporation on any corporate record is not necessary, and any such use or nonuse must not in any way affect the legality of any record.

8.6           Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Nevada Revised Statutes shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

8.7           Certain Conflicts.

To the extent any provision of these bylaws or the application thereof to any person or circumstance conflicts with any provision of the articles of incorporation, applicable stock exchange rules, the Nevada Revised Statutes or other applicable law, the provisions of the articles of incorporation, applicable stock exchange rules, the Nevada Revised Statutes or other applicable law, as the case may be, shall govern.

8.8           Severability.

To the extent any provision of these bylaws or the application thereof to any person or circumstance is held to be invalid, illegal or unenforceable for any reason and to any extent whatsoever: (i) such provision shall be enforced to the fullest extent permitted by law consistent with such holding, and construed so as to give effect to the intent manifested by the provision, and (ii) the remaining provisions of these bylaws shall not in any way be affected or impaired thereby and shall remain in full force and effect.

ARTICLE IX

AMENDMENTS

The board of directors is expressly authorized and empowered to adopt, amend or repeal these bylaws, including any bylaw adopted by the stockholders of the corporation.

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